UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

ARTHROCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 1, 2009, ArthroCare Corporation (the “Company”) repaid in full all of its outstanding indebtedness under the Credit Agreement dated January 13, 2006, as subsequently amended from time to time (the “Credit Agreement”) by and among the Company, a syndicate of banks and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (collectively, the “Lenders”). In connection with the repayment of all outstanding indebtedness under the Credit Agreement, all rights and obligations under the Credit Agreement are being terminated and all security interests and other encumbrances are being released, other than the Company’s obligations with respect to a letter of credit issued in favor of an affiliate of one of the Lenders in the amount of €750,000, which will be cash collateralized in the approximate amount of $1.4 million.

The Company used approximately $39.0 million of the proceeds of its previously reported offering of $75 million of the Company’s Series A 3.00% Convertible Preferred Stock to repay all outstanding indebtedness under the Credit Agreement and to cash collateralize the letter of credit.

The terminated Credit Agreement provided for a senior secured revolving credit facility with a maturity date of January 15, 2010. Loans under the Credit Agreement bore interest at the Base Rate, as defined in the Credit Agreement, plus 3.25%. As of March 31, 2009, the Lenders’ commitments under the Credit Agreement were terminated and no further letters of credit were issued or renewed. The Credit Agreement also contained customary representations and warranties, as well as affirmative, negative and financial covenants.

Item 3.02	Unregistered Sales of Equity Securities.

On September 1, 2009, the Company issued and sold to OEP AC Holdings, LLC (“OEP”) 75,000 shares of the Company’s Series A 3.00% Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $75,000,000 (the “Equity Financing”) pursuant to the Securities Purchase Agreement dated August 14, 2009 by and between the Company and OEP.

The issuance and sale of the Series A Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company did not engage in any general solicitation or advertising with regard to the issuance and sale of the Series A Preferred Stock and did not offer securities to the public in connection with this issuance and sale.

The information contained in this report is neither an offer to sell nor a solicitation of offers to purchase securities of the Company. The issuance of Series A Preferred Stock by the Company in connection with the Equity Financing was not registered under the Securities Act and the Series A Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Series A Preferred Stock has the terms and preferences described in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 17, 2009 with the Securities and Exchange Commission (the “Commission”) pursuant to the Certificate of Designations included as Exhibit 4.1 to this report.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 above is incorporated herein by reference.

As a result of the Company’s issuance of 75,000 shares of its Series A Preferred Stock, the holders of the Series A Preferred Stock have preferential liquidation rights over the holders of the Company’s Common Stock.

Item 5.02	Election of Directors

On September 1, 2009, Gregory Belinfanti and Christian Ahrens, both Partners of One Equity Partners, became members of the Board of Directors of the Company. As previously reported, the Board of Directors on August 14, 2009 elected Messrs. Belinfanti and Ahrens to serve as members of the Board of Directors effective upon the closing of the Equity Financing.

One OEP director will be entitled to sit on each committee of the Board of Directors subject to the selected individual satisfying the requirements applicable to directors of companies listed on the Nasdaq Stock Market, and if the Company becomes listed on any other stock exchange, the requirements applicable to directors of companies listed on such stock exchange, and other applicable qualifications under law.

The information described in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 17, 2009 with the Commission relating to OEP’s purchase of the Company’s Series A Preferred Stock and the rights of OEP to nominate Mr. Belinfanti and Mr. Ahrens to the Company’s Board of Directors is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On September 1, 2009, the amendment to Section III.2 of the Company’s Amended and Restated Bylaws became effective upon the closing of the Equity Financing. As previously reported, the Board of Directors on August 14, 2009 approved this amendment, which changed the authorized number of directors of the Board of Directors from seven directors to eight directors.

The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which is included as Exhibit 3.1 to this report and is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Preferred Stock; the resolution of litigation pending against the Company, including the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public accounting firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its periodic reporting under the Exchange Act; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the Staff of the Division of Enforcement of the Commission and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title
3.1	ArthroCare Corporation Amended and Restated Bylaws, as amended as of August 14, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2009)

4.1	Certificate of Designations of Series A 3.00% Convertible Preferred Stock (Par Value $0.001) (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2009	ARTHROCARE CORPORATION

	By:	/s/ David F. Fitzgerald
David F. Fitzgerald
Acting President and Chief Executive Officer

ARTHROCARE CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
3.1	ArthroCare Corporation Amended and Restated Bylaws, as amended as of August 14, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2009)

4.1	Certificate of Designations of Series A 3.00% Convertible Preferred Stock (Par Value $0.001) (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 17, 2009)